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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-66648) and Registration Statements on Form S-8
(Nos. 333-34238, 333-34240, 333-55096 and 333-82276) of Edison Schools Inc. of
our report dated August 22, 2001, except with respect to Note 2 for which the date is May 14, 2002, relating to the financial statements, which appears in Amendment No.1 to 2001 Annual Report to Shareholders of Edison Schools Inc. on Form 10-K/A of Edison Schools Inc. for the year ended June 30, 2001.



                                               /s/ PricewaterhouseCoopers LLP
                                               --------------------------------
                                                   PricewaterhouseCoopers LLP



Melville, NY
June 19, 2002